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                                                                 Exhibit 4(g)
                                                                 DRAFT
                                                                 6/12/97


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                                  ARISTAR, INC.

                                       and

                           FIRST UNION NATIONAL BANK,
                                   as Trustee



                               -------------------

                             Senior Debt Securities
                               -------------------

                                    Indenture
                               -------------------

                           Dated as of ______ __, 1997
                               -------------------







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                                    INDENTURE, dated as of ______ __, 1997 (the
                           "Indenture"), between ARISTAR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 8900 Grand Oak Circle, Tampa, Florida 33637-1050, and FIRST UNION NATIONAL BANK, a national banking association, as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other obligations for money so borrowed (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

                  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.


                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


PARAGRAPH A.   INCORPORATION BY REFERENCE

                  Articles I through XIV of the Aristar, Inc. Standard Multiple-Series Indenture Provisions dated as of ______ __, 1997 (herein called the "Standard Provisions"), a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.


PARAGRAPH B.   ADDITIONAL PROVISIONS

                  1. Section 202 of the Standard Provisions is hereby amended by deleting the words "[full name of Trustee]" on the sixth line thereof, and inserting the words "First Union National Bank".
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                  2. The following provision, which constitutes part of this
         Indenture, is numbered to conform with the format of the Standard Provisions.

                  SECTION 615. Corporate Trust Office. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 740 Broad Street, 5th Floor, New York, New York 10004.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       ARISTAR, INC.


                                       By________________________________
[SEAL]                                   Vice President

Attest:

___________________________
Secretary

                                       FIRST UNION NATIONAL BANK, as Trustee


                                       By______________________________
                                         Title:  Authorized Signatory
[SEAL]

Attest:

____________________________
Title:  Authorized Signatory

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STATE OF CALIFORNIA   )
       )  ss.:
COUNTY OF LOS ANGELES )

                  On the ____ day of _________, 1997, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is Vice President of ARISTAR, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


_____________________________
   Notary Public

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STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

                  On the ___ day of _________, 1997, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is ___________________________ of FIRST UNION NATIONAL BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



_______________________________
    Notary Public

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